Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 30, 2019, Fortress Transportation and Infrastructure Investors LLC (the “Company”) completed the previously announced disposition (the “Transaction”) of the Central Maine & Quebec Railway (“CMQR”) to Canadian Pacific Railway (“Purchaser”), as contemplated by the agreement and plan of merger, dated as of November 19, 2019, by and among Fortress Transportation and Infrastructure General Partnership, a subsidiary of the Company (“Holdco”), Railroad Acquisition Holdings LLC, a subsidiary of Holdco, Soo Line Corporation (“Parent”), a wholly-owned subsidiary of Purchaser, and Black Bear Acquisition LLC, a wholly-owned subsidiary of Parent.  The aggregate purchase price for the Transaction was $130,000,000 in cash paid at closing.

The following unaudited pro forma consolidated financial statements have been prepared by applying certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to the Transaction.

The unaudited pro forma consolidated balance sheet as of September 30, 2019 is presented as if the disposition occurred on September 30, 2019. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and for each of the years ended December 31, 2018, 2017 and 2016 are presented as if the disposition occurred on January 1, 2016.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what our results of operations or financial position would actually have been had this disposition occurred on the dates noted above, or project our results of operations or financial position for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The actual results may differ materially from the estimates and assumptions within the accompanying unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with our audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, and the Quarterly Report on Form 10-Q for the nine month period ended September 30, 2019, filed with the SEC on November 1, 2019.

Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2019
(in thousands, except per share data)

	As Reported	CMQR (a)	Additional Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$99,343	$(2,613)	$84,375	(b)	$181,105
Restricted cash	51,241	-			51,241
Accounts receivable, net	61,970	(6,473)			55,497
Leasing equipment, net	1,498,679	-			1,498,679
Operating lease right-of-use assets, net	42,590	(6,083)			36,507
Finance leases, net	8,620	-			8,620
Property, plant, and equipment, net	945,052	(49,620)			895,432
Investments in and advances to unconsolidated entities	51,109	-			51,109
Intangible assets, net	30,182	-			30,182
Goodwill	116,584	(594)			115,990
Other assets	229,643	(1,900)			227,743
Total assets	$3,135,013	$(67,283)	$84,375		$3,152,105

Liabilities
Accounts payable and accrued liabilities	$135,155	$(10,649)			$124,506
Debt, net	1,582,262	(22,832)			1,559,430
Maintenance deposits	197,989	-			197,989
Security deposits	42,761	-			42,761
Operating lease liabilities	43,036	(6,083)			36,953
Other liabilities	28,158	(2,108)			26,050
Total liabilities	$2,029,361	$(41,672)	$-		$1,987,689

Equity
Common shares	$849	-			$849
Preferred shares	35	-			35
Additional paid in capital	1,027,451	-			1,027,451
Retained earnings	6,806	(21,815)	84,375	(b)	69,366
Accumulated other comprehensive income	25,474	-			25,474
Shareholders' equity	1,060,615	(21,815)	84,375		1,123,175
Non-controlling interest in equity of consolidated subsidiaries	45,037	(3,796)			41,241
Total equity	$1,105,652	$(25,611)	$84,375		$1,164,416

Total liabilities and equity	$3,135,013	$(67,283)	$84,375		$3,152,105

See notes to unaudited pro forma consolidated financial statements

Unaudited Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30, 2019
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		Pro Forma
Revenues
Equipment leasing revenues	$238,911	$-		$238,911
Infrastructure revenues	206,942	(28,411)		178,531
Total revenues	445,853	(28,411)		417,442

Expenses
Operating expenses	244,049	(23,280)		220,769
General and administrative	15,313	-		15,313
Acquisition and transaction expenses	9,400	(275)		9,125
Management fees and incentive allocation to affiliate	16,926	(131	) (d)	16,795
Depreciation and amortization	125,877	(1,696)		124,181
Interest expense	72,263	(945)		71,318
Total expenses	483,828	(26,327)		457,501

Other income
Equity in losses of unconsolidated entities	(1,527)	-		(1,527)
Gain on sale of assets, net	61,416	(16)		61,400
Interest income	452	-		452
Other income	3,465	-		3,465
Total other income	63,806	(16)		63,790

Income before income taxes	25,831	(2,100)		23,731

Benefit from income taxes	(842)	(347)		(1,189)
Net income	26,673	(1,753)		24,920
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries	(12,950)	(101)		(13,051)
Net income attributable to shareholders	$39,623	$(1,652)		$37,971

Earnings per common share:
Basic	$0.46			$0.44
Diluted	$0.46			$0.44

Weighted average common shares outstanding:
Basic	85,990,131			85,990,131
Diluted	86,013,539			86,013,539

See notes to unaudited pro forma consolidated financial statements

Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2018
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		Pro Forma
Revenues
Equipment leasing revenues	$253,039	$-		$253,039
Infrastructure revenues	126,839	(37,766)		89,073
Total revenues	379,878	(37,766)		342,112

Expenses
Operating expenses	167,514	(30,944)		136,570
General and administrative	17,126	-		17,126
Acquisition and transaction expenses	6,968	-		6,968
Management fees and incentive allocation to affiliate	15,726	(177	) (d)	15,549
Depreciation and amortization	136,354	(2,446)		133,908
Interest expense	57,854	(1,009)		56,845
Total expenses	401,542	(34,576)		366,966

Other income
Equity in losses of unconsolidated entities	(1,008)	-		(1,008)
Gain on sale of assets, net	3,911	-		3,911
Interest income	488	-		488
Other income	3,941	42		3,983
Total other income	7,332	42		7,374

Loss before income taxes	(14,332)	(3,148)		(17,480)

Provision for income taxes	1,372	1,077		2,449
Net loss	(15,704)	(4,225)		(19,929)
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries	(21,586)	(339)		(21,925)
Net income attributable to shareholders	$5,882	$(3,886)		$1,996

Earnings per common share:
Basic	$0.07			$0.02
Diluted	$0.07			$0.02

Weighted average common shares outstanding:
Basic	83,654,068			83,654,068
Diluted	83,664,833			83,664,833

See notes to unaudited pro forma consolidated financial statements

Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2017
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		Pro Forma
Revenues
Equipment leasing revenues	$170,000	$-		$170,000
Infrastructure revenues	47,659	(32,607)		15,052
Total revenues	217,659	(32,607)		185,052

Expenses
Operating expenses	92,385	(29,966)		62,419
General and administrative	14,570	-		14,570
Acquisition and transaction expenses	7,306	-		7,306
Management fees and incentive allocation to affiliate	15,732	(205	) (d)	15,527
Depreciation and amortization	88,110	(2,037)		86,073
Interest expense	38,827	(1,029)		37,798
Total expenses	256,930	(33,237)		223,693

Other income
Equity in losses of unconsolidated entities	(1,601)	-		(1,601)
Gain on sale of assets, net	18,281	312		18,593
Loss on extinguishment of debt	(2,456)	-		(2,456)
Interest income	688	-		688
Other income	3,073	-		3,073
Total other income	17,985	312		18,297

Loss before income taxes	(21,286)	942		(20,344)

Provision for income taxes	1,954	-		1,954
Net loss	(23,240)	942		(22,298)
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries	(23,374)	70		(23,304)
Net income attributable to shareholders	$134	$872		$1,006

Earnings per common share:
Basic	$-			$0.01
Diluted	$-			$0.01

Weighted average common shares outstanding:
Basic	75,766,811			75,766,811
Diluted	75,766,811			75,766,811

See notes to unaudited pro forma consolidated financial statements

Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2016
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		Pro Forma
Revenues
Equipment leasing revenues	$101,949	$-		$101,949
Infrastructure revenues	46,771	(30,837)		15,934
Total revenues	148,720	(30,837)		117,883

Expenses
Operating expenses	66,169	(27,975)		38,194
General and administrative	12,314	-		12,314
Acquisition and transaction expenses	6,316	-		6,316
Management fees and incentive allocation to affiliate	16,742	(218	) (d)	16,524
Depreciation and amortization	60,210	(1,926)		58,284
Interest expense	18,957	(754)		18,203
Total expenses	180,708	(30,873)		149,835

Other income
Equity in losses of unconsolidated entities	(5,992)	-		(5,992)
Gain on sale of assets, net	5,941	(423)		5,518
Loss on extinguishment of debt	(1,579)	-		(1,579)
Asset impairment	(7,450)	-		(7,450)
Interest income	136	-		136
Other income	602	-		602
Total other expense	(8,342)	(423)		(8,765)

Loss before income taxes	(40,330)	(387)		(40,717)

Provision for income taxes	268	-		268
Net loss	(40,598)	(387)		(40,985)
Less: Net loss attributable to non-controlling interest in consolidated subsidiaries	(20,534)	(23)		(20,557)
Net loss attributable to shareholders	$(20,064)	$(364)		$(20,428)

Loss per common share:
Basic	$(0.26)			$(0.27)
Diluted	$(0.26)			$(0.27)

Weighted average common shares outstanding:
Basic	75,738,698			75,738,698
Diluted	75,738,698			75,738,698

See notes to unaudited pro forma consolidated financial statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a)	Reflects the elimination of the respective assets and liabilities of CMQR.

(b)	The estimated net increase in cash and cash equivalents and retained earnings and the estimated gain on sale is comprised of the following:

Gross sales price	$130,000
Repayment of debt and other	(23,935)
Estimated transaction costs	(5,967)
Estimated working capital adjustments	2,385
Stock compensation payments	(10,399)
Estimated capital gains incentive payable to affiliate*	(7,709)
Net cash proceeds / Retained earnings	$84,375

Vested stock compensation expense*	7,994
Estimated capital gains incentive allocation to affiliate*	7,709
Net assets sold	(23,329)
Estimated gain on sale	$76,749

*The gain on sale and these balances were not recorded as adjustments to the unaudited pro forma condensed consolidated statements of operations, as they are non-recurring charges related to the disposition and will not have a continuing impact on the operations.

Actual net increase in cash will differ from net increase in cash reflected in the pro forma financial statements due to (1) the settlement of estimated transaction costs, (2) the settlement of estimated working capital adjustments and (3) the actual closing date of December 30, 2019, as compared to the assumed closing date of September 30, 2019.

(c)	Reflects the elimination of the operations of CMQR.

(d)	Reflects CMQR’s portion of the management fee which was previously reported within the Corporate and Other segment.